Radient Pharmaceuticals Corporation
2492 Walnut Avenue, Suite 100
Tustin, California 92780

August 26, 2011

____________________
c/o _________________
____________________
____________________
____________________

Re:
Exchange Agreement, dated as of June 29, 2011 (the “Exchange Agreement”), by and among Radient Pharmaceuticals Corporation (the “Company”) and each of the Claimants (as defined in the Exchange Agreement)

Dear Mr. _____________:

Pursuant to the Exchange Agreement, the Company issued to ____________ (the “Holder”) (i) a convertible note in the aggregate original principal amount of $_____________ (the “Note”) and (ii) __________ shares of Series A Preferred Stock (as defined in the Exchange Agreement). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Exchange Agreement.

A.           The parties to this letter agreement hereby agree as follows with respect to the Note:

(i)           The term Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Installment Date” means each of the following dates: (i) August 22, 2011 (the “First Installment Date”), (ii) October 4, 2011 (the “Second Installment Date”); (iii) November 4, 2011 (the “Third Installment Date”); and (iv) the Maturity Date.

(ii)           The term Maturity Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Maturity Date” shall mean December 8, 2011, as such date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined below) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined below) is delivered prior to the Maturity Date.

(iii)           The term Pre-Installment Date (as defined in the Note) is hereby deleted in its entirety and replaced with the following:

“Pre-Installment Date” means each of the following dates: (i) the Issuance Date, (ii) September 6, 2011 (the “Second Pre-Installment Date”); (iii) October 7, 2011 (the “Third Pre-Installment Date”); and (iv) November 9, 2011.

(iv)          Section 4(a)(xiii) is hereby deleted in its entirety and replaced with the following:

(xiii)           New Stockholder Approval (as defined in the Letter Agreement) is not obtained on or prior to the New Stockholder Meeting Deadline (as defined in the Letter Agreement); or

(v)          The following is hereby added to the Note as Section 28(ss):

(ss)           “Letter Agreement” means that certain letter agreement, dated as of August 26, 2011, by and between the Company and the Holder, as may be amended from time to time.

The Holder hereby waives the following solely with respect to itself under the Certificate of Designations:

(1)           the Triggering Event (as defined in the Certificate of Designations) that would occur on each Automatic Conversion Date (as defined in the Certificate of Designations) only if: (x) Automatic Conversions (as defined in the Certificate of Designations) actually occur on each date set forth below as if the definition of Automatic Conversion Date read as follows:

“Automatic Conversion Date” means each of the following dates: (i) August 22, 2011 (the “First Automatic Conversion Date”), (ii) October 4, 2011 (the “Second Automatic Conversion Date”); (iii) November 4, 2011 (the “Third Automatic Conversion Date”); and (iv) December 8, 2011.

and (y) the Automatic Conversion Price (as defined in the Certificate of Designations) for the First Automatic Conversion Date (i.e. August 22, 2011) is treated as if it was equal to the lower of (i) the Conversion Price (as defined in the Certificate of Designations) then in effect and (ii) the price which is equal to the product of (1) 70% multiplied by (2) the quotient of (A) the sum of each of the three (3) lowest Closing Bid Prices (as defined in the Certificate of Designations) of the Common Stock during the period commencing on the Trading Day immediately following the Initial Issuance Date (as defined in the Certificate of Designations) and ending on August 19, 2011, divided by (B) three (3) (appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period).

(2)           the Triggering Event that would occur on each Pre-Automatic Conversion Date (as defined in the Certificate of Designations) only if Pre-Automatic Conversion Shares (as defined in the Certificate of Designations) are actually delivered to the Holder on each date set forth below as if the definition of Pre-Automatic Conversion Date read as follows:

“Pre-Automatic Conversion Date” means each of the following dates: (i) the Initial Issuance Date, (ii) September 6, 2011 (the “Second Pre-Automatic Conversion Date”); (iii) October 7, 2011 (the “Third Pre-Automatic Conversion Date”); and (iv) November 9, 2011.

B.           The Company shall prepare and file with the SEC (as defined in the Note), as promptly as practicable after the date hereof, but in no event later than five (5) Business Days (as defined in the Note) after the date of this letter agreement, the New Proxy Statement (as defined below). The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (a “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than the earlier of (i) 20 days after the SEC informs the Company that there will be no review of the New Proxy Statement or that they have no further comments to the New Proxy Statement and (ii) September 30, 2011 (such earlier date is referred to herein as the “New Stockholder Meeting Deadline”), a proxy statement (the “New Proxy Statement”), in a form reasonably acceptable to the Holder after review by Holder’s counsel at the expense of the Company, soliciting each such stockholder’s affirmative vote at a Stockholder Meeting solely for approval of resolutions (the “New Resolutions”) (a) increasing the authorized number of shares of Common Stock to 1,500,000,000 and approving all actions required to cause such increase to occur and (b) amending the Company’s certificate of incorporation to effect a 1-for-50 reverse stock split of the Common Stock immediately following such approval (such affirmative approval being referred to herein as the “New Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such New Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the New Resolutions. In connection therewith, the Company shall, at its expense, hire a proxy solicitation firm acceptable to Holder to solicit the New Stockholder Approval. The Company shall be obligated to seek to obtain the New Stockholder Approval by the New Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, New Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter with respect to the Resolutions until the New Stockholder Approval is obtained. The Company shall respond to all comments received from the SEC with respect to the New Proxy Statement as soon as practicable after the receipt thereof (but in no event later than five (5) Business Days after the receipt thereof). Upon receipt of New Stockholder Approval, the Company shall file such amendment to the Company’s certificate of incorporation with the Delaware Secretary of State no later than the first (1st) Business Day immediately following the date on which New Stockholder Approval is received.

C.           Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations of the Company thereunder, and each of the rights of and benefits to the Holder thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, (A) all references in the Note to “this Note,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Note shall mean the Note as amended by this letter agreement and (B) all references in the Transaction Documents to “the Transaction Documents,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Transaction Documents as amended by this letter agreement and (ii) the execution, delivery and effectiveness of this letter agreement shall not operate as an amendment or waiver of any right, power or remedy of the Holder under any of the other Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this letter agreement. The parties hereto agree that this letter agreement constitutes a Transaction Document.

D.           The Company shall, prior to 9:00 a.m., New York time, on August 29, 2011, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this letter agreement in the form required by the 1934 Act.

E.           Without implication that the contrary would otherwise be true, to the extent that the consent of the Holder is required for any identical amendments of any of the Other Notes (as defined in the Note), the Holder hereby provides its consent to such identical amendments. This letter agreement shall only be effective upon receipt by the Company of fully-executed identical letter agreements from each of the holders of the Other Notes and each of the holders of shares of Series A Preferred Stock. If such fully-executed identical letter agreements are not received by the Company from all holders of Other Notes and all other holders of shares of Series A Preferred Stock by 9:00 p.m. (New York City time) on August 26, 2011, then, at the option of the Holder, this letter agreement shall be null and void ab initio.

[signature page follows]

Sincerely,

Radient Pharmaceuticals Corporation

By:
Its:

Accepted and agreed to this
___ day of August 2011:

[HOLDER]